Exhibit 99(k)(2)

DELAWARE CLOSED-END FUNDS

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AGREEMENT, made as of this 1st day of July, 1998 by and between the registered investment companies listed on Schedule A, which Schedule may be amended from time to time as provided in Section 8 hereof (each corporation or common law or business trust, hereinafter referred to as a “Company,” and all such entities collectively hereinafter referred to as, the “Companies”), and DELAWARE SERVICE COMPANY, INC. (“DSC”), a Delaware corporation, having its principal office and place of business at 1818 Market Street, Philadelphia, Pennsylvania 19103.

W I T N E S S E T H:

WHEREAS, the Investment Management Agreements between the Companies and Delaware Management Company provide, in part, that each Company shall conduct its business and affairs and shall bear the expenses necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred with respect to administrative and accounting services; and

WHEREAS, the services to be provided under this agreement previously were provided by unaffiliated third party administrators; and

WHEREAS, the Companies and DSC desire to have a written agreement concerning the performance of administrative and accounting services for each Company and providing compensation therefor;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending legally to be bound, it is agreed:

I.  APPOINTMENT AS AGENT

Section 1.1                                      The Companies hereby each appoint DSC as their administrative and accounting agent (“Accounting Agent”), to provide such services as are set forth herein and DSC hereby accepts such appointment and agrees to provide the Companies, as their agent, the services described herein.

Section 1.2                                      The Companies shall pay DSC and DSC shall accept, for the services provided hereunder, the compensation provided for in Section VI hereof.  The Companies also shall reimburse DSC for expenses incurred or advanced by it for the Companies in connection with its services hereunder.

II. DOCUMENTATION

Section 2.1                                      Each Company represents that it has provided or made available to DSC (or has given DSC an opportunity to examine) copies of, and DSC represents that it has received from the Companies (or is otherwise familiar with), the following documents:

A.                                   The Articles of Incorporation or Agreement and Declaration of Trust or other document, as relevant, evidencing each Company’s form of organization and any current amendments thereto.

B.                                     The By-Laws or Procedural Guidelines of each Company.

C.                                     Any resolution or other action of each Company or the Board of Directors or Trustees of each Company establishing or affecting the rights, privileges or other status of any class of shares of a Company, or altering or abolishing any such class.

D.                                    A certified copy of a resolution of the Board of Directors or Trustees of each Company appointing DSC as Accounting Agent for each Company and authorizing the execution of this Agreement or an amendment to Schedule A of this Agreement.

E.                                      A copy of each Company’s currently effective prospectus[es] and Statement[s] of Additional Information under the Securities Act of 1933, if effective.

F.                                      A certified copy of any resolution of the Board of Directors or Trustees of each Company authorizing any person to give instructions to DSC under this Agreement (with a specimen signature of such person if not already provided), setting forth the scope of such authority.

G.                                     Any amendment, revocation or other document altering, adding, qualifying or repealing any document or authority called for under this Section 2.1.

Section 2.2                                      Each Company and DSC may consult as to forms or documents that may be required in performing services hereunder.

Section 2.3                                      Each Company warrants the following:

A.                                   The Company is, or will be, a properly registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and any and all shares which it issues will be properly registered and lawfully issued under applicable federal and state laws.

B.                                     The provisions of this contract do not violate the terms of any instrument by which the Company is bound; nor do they violate any law or regulation of any body having jurisdiction over the Company or its property.

Section 2.4                                      DSC warrants that the provisions of this contract do not violate the terms of any instrument by which DSC is bound; nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.

III. SERVICES TO BE PROVIDED BY DSC

Section 3.1                                      Net Asset Value (“NAV”) Calculation.  As Accounting Agent for each Company, DSC will perform all functions necessary to provide NAV calculations for each Company, including:

A.                                   Maintaining each Company’s securities portfolio history by:

1.                                       recording portfolio purchases and sales;

2.                                       recording corporate actions and capital changes relating to portfolio securities;

3.                                       accruing interest, dividends and expenses; and

4.                                       maintaining the income history for securities purchased by a Company.

B.                                     Determining distributions to Company shareholders.

C.                                     Recording and reconciling shareholder activity including reconciling Company shares outstanding to the records maintained by the Company’s transfer agent.

D.                                    Valuing a Company’s securities portfolio, which includes determining the NAV for the Company.

E.                                      Disseminating Company NAVs and dividends to interested parties (including the stock exchanges on which the Companies are listed and other interested parties).

F.                                      Resolving pricing and/or custody discrepancies.

Section 3.2                                      Financial Reporting.  As Accounting Agent, DSC shall perform financial reporting services for each Company, which shall include:

A.                                   The preparation of semi-annual and annual reports for shareholders which involves the performance of the following functions:

1.                                       preparing all statements of net assets, statements of operations and statements of changes in net assets for the Company;

2.                                       preparing footnotes to financial statements for the Company;

3.                                       preparing workpapers for each Company’s annual audit by its independent public accountants; and

4.                                       coordinating the annual audit by each Company’s independent public accountants.

B.                                     Reporting to the ICI in response to requests for monthly and other periodic information.

C.                                     Performing statistical reporting, which includes periodic reports for third party reporting agencies.

D.                                    Furnishing financial information for any additional required SEC reporting, such as the preparation of financial information for each Company’s reporting on Form N-SAR, the furnishing of financial information for each Company’s prospectus[es] and statement[s] of additional information, and the financial information required for each Company’s annual Rule 24f-2 notice filing.

Section 3.3                                      Compliance Testing. DSC will monitor, test and prepare and maintain supporting schedules which evidence compliance with the definitional and distribution requirements under the Internal Revenue Code of 1986, as amended (“IRC”), including the following:

A.                                   The requirement to be registered at all times during the taxable year under the 1940 Act (IRC Section 851(a)).

B.                                     The annual ninety percent gross income test (IRC Section 851(b)(2)).

C.                                     The quarterly IRC industry diversification tests (IRC Sections 851(b)(4) and 817(h)).

D.                                    The 90% distribution requirements (IRC Section 852(a)).

Section 3.4                                      Other Services.  In addition to the above, DSC, in its capacity as Accounting Agent for the Company, will perform the following services:

A.                                   Providing the financial information necessary for the preparation of all federal and state tax returns and ancillary schedules, including:

1.                                       year-end excise tax distributions; and

2.                                       compliance with Subchapter M and Section 4982 of the IRC.

B.                                     Performing special tax reporting to transfer agent for dissemination to shareholders, including the preparation of reports which reflect income earned by each Company by state, exempt income and distributions that qualify for the corporate dividends received deduction.

C.                                     The preparation of expense and budget figures for each Company, including the maintenance of detailed records pertaining to expense accruals and payments and adjusting reports to reflect accrual adjustments.

D.                                    The preparation of reports for Board of Directors’ or Trustees’ meetings.

E.                                      Coordination of the custody relationship.

F.                                      Facilitating security settlements.

G.                                     Performance of required foreign security accounting functions.

H.                                    Performance of cash reconciliations for each Company.

I.                                         Providing identified reports to portfolio managers including:

1.                                       providing portfolio holdings and security valuation reports;

2.                                       preparing cash forecasts and reconciliations as mutually agreed upon; and

3.                                       preparing income projections.

J.                                      Prepare and file reports and other documents and notices required by U.S. Federal securities laws and regulations and by U.S. stock exchanges on which Company shares are listed.

K.                                  Arrange for payment of Company’s expenses.

L.                                    Oversee the performance of professional services rendered to the Company by its custodian and auditors.

M.                               Prepare such financial information and reports as may be required by any banks from which the Company borrows funds.

N.                                  Prepare reports related to the Company’s preferred stock and commercial paper, if any, as required by rating agencies.

O.                                  Assist in preparing financial information relating to the Company for the Company’s proxy materials and earnings press releases.

P.                                    Provide the Company’s transfer agent, dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Company’s dividend reinvestment plan.

IV. PERFORMANCE OF DUTIES

Section 4.1                                      DSC may request or receive instructions from a Company and may, at a Company’s expense, consult with counsel for the Company or its own counsel, with respect to any matter arising in connection with the performance of its duties hereunder, and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

Section 4.2                                      DSC shall maintain reasonable insurance coverage for errors and omissions and reasonable bond coverage for fraud.

Section 4.3                                      Upon notice thereof to a Company, DSC may employ others to provide services to DSC in its performance of this Agreement.

Section 4.4                                      Personnel and facilities of DSC used to perform services hereunder may be used to perform similar services to all Companies of the Delaware Investments Family of Funds and to others, and may be used to perform other services for all of the Companies of the Delaware Investments Family of Funds and others.

Section 4.5                                      The Companies and DSC may, from time to time, set forth in writing at the Companies’ expense certain guidelines to be applicable to the services hereunder.

V.  ACCOUNTS AND RECORDS

Section 5.1                                      The parties hereto agree and acknowledge that the accounts and records maintained by DSC with respect to a Company shall be the property of such Company, and shall be made available to the relevant Company promptly upon request and shall be maintained for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 or such longer period as shall be agreed to by the parties hereto, at such Company’s expense.

VI. COMPENSATION

Section 6.1                                      The Companies and DSC acknowledge that the compensation to be paid hereunder to DSC is intended to induce DSC to provide services under this Agreement of a nature and quality which the Boards of Directors or Trustees of the Companies, including a majority who are not parties to this Agreement or interested person of the parties hereto, have determined after due consideration to be necessary for the conduct of the business of a Company in the best interests of a Company and its shareholders.

Section 6.2                                      Compensation by a Company hereunder shall be determined in accordance with Schedule B hereto as it shall be amended from time to time as provided for herein and which is incorporated herein as a part hereof.

Section 6.3                                      Compensation as provided in Schedule B shall be reviewed and approved for each Company in the manner set forth in Section 8.1 hereof by the Boards of Directors or Trustees of the Companies at least annually and may be reviewed and approved more frequently at the request of either party.  The Boards may request and DSC shall provide such information as the Boards may reasonably require to evaluate the basis of and approve the compensation.

VII. STANDARD OF CARE

Section 7.1                                      The Companies acknowledge that DSC shall not be liable for, and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the performance of its duties under this contract, agree to indemnify DSC against, any claim or deficiency arising from the performance of DSC’s duties hereunder, including DSC’s costs, counsel fees and expenses incurred in investigating or defending any such claim or any Accounting or other proceeding, and acknowledge that any risk of loss or damage arising from the conduct of a Company’s affairs in accordance herewith or in accordance with guidelines or instructions given hereunder, shall be borne by the Company.  The indemnification provided for in this Section 7.1 shall be made Company by Company so that DSC is only entitled to indemnification from a Company for actions arising from the performance of DSC’s duties as to that Company.

VIII. CONTRACTUAL STATUS

Section 8.1                                      This Agreement shall be executed and become effective as to a Company listed on Schedule A as of the date first written above if approved by a vote of such Company’s Board of Directors or Trustees, including an affirmative vote of a majority of the non-interested members of the Board of such Company, cast in person at a meeting called for the purpose of voting on such approval. It shall continue in effect for an indeterminate period, and is subject to termination as to a Company DSC, as the case may be, on sixty (60) days notice by either that Company or DSC, unless earlier terminated or amended by agreement among the parties.  A Company shall be permitted to terminate this Agreement on sixty (60) days notice to DSC.

Compensation under this Agreement by a Company shall require approval by a majority vote of the Board of Directors or Trustees of such Company, including an affirmative vote of the majority of the non-interested members of such Board cast in person at a meeting called for the purpose of voting such approval.

Section 8.2                                      This Agreement shall become effective as to any Company not included on Schedule A as of the date first written above, but desiring to participate in this Agreement, on such date as an amended Schedule A adding such new Company to such Schedule is executed by DSC and such new Company following approval by the Company desiring to be included in this Agreement in accordance with the method specified in Section 8.1.  Any such amended Schedule A shall not affect the validity of this Agreement as between DSC and the other Companies which have executed this Agreement or any subsequent amendment to Schedule A of this Agreement.

Section 8.3                                      This Agreement may not be assigned by DSC without the approval of all of the Companies.

Section 8.4                                      This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

DELAWARE SERVICE COMPANY, INC.

By:	/s/David K. Downes
David K. Downes
President/Chief Executive Officer/
Chief Financial Officer

DELAWARE GROUP DIVIDEND and INCOME FUND, INC.

DELAWARE GROUP GLOBAL DIVIDEND and INCOME FUND, INC.

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.

VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

By:	/s/ Wayne A. Stork
Wayne A. Stork
Chairman

SCHEDULE A

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

INVESTMENT COMPANY PARTIES TO THE AGREEMENT

EFFECTIVE AS OF JUNE            , 2007

DELAWARE INVESTMENTS ARIZONA MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS COLORADO INSURED MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS FLORIDA INSURED MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

SCHEDULE B

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

COMPENSATION SCHEDULE

EFFECTIVE AS OF JUNE            , 2007

DELAWARE INVESTMENTS CLOSED-END FUNDS

The Company shall pay the Accounting Agent a monthly fee at an annual rate of 0.04% of the Company’s average daily or weekly net assets, as applicable, based on the net asset value on each day or on the last day of each week, as applicable, on which the New York Stock Exchange, or the American Stock Exchange, as the case may be, is open for business (or on such other day as may be established by the Company’s Board of Directors).  Average net assets shall be calculated for this purpose without regard to the liquidation value of any outstanding shares of preferred stock of the Company and without regard to liabilities arising from other senior securities, borrowings or other forms of leveraging.  In addition, the Accounting Agent shall be entitled to reimbursement of out-of-pocket expenses paid on behalf of the Company. In addition to the foregoing, in the conduct of the business of the parties to this Agreement and in the performance of this Agreement, each party will bear its allocable portion of expenses common to each.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.

By:
Name:
Title:

DELAWARE INVESTMENTS ARIZONA MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS COLORADO INSURED MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS FLORIDA INSURED MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

By:
Name:
Title: